                                                                    EXHIBIT 23.8




                          Independent Auditors' Consent

The Board of Directors
Telesp Celular Participacoes S.A.:

We consent to the incorporation by reference in this Registration Statement on Form F-4 (the "Form F-4") of Telesp Celular Particpacoes S.A. ("TCP") and the related prospectus of our report dated April 25, 2001, except as to note 28, which is as of June 19, 2002, with respect to the balance sheet of Global Telecom S.A. as of December 31, 2000, and the related statements of income, changes in shareholders' equity and changes in financial position for the years ended December 31, 1999 and 2000, included in Amendment no. 4 to TCP Registration Statement on Form F-3 filed July 1, 2002, and to the reference to our firm under the headings "Part Seven: Additional Information for Shareholders
- Where You Can Find More Information" and "Part Eight: Legal and Regulatory Matters - Experts" in the prospectus contained in the Form F-4.

/s/ KPMG Auditores Independentes


Sao Paulo, SP - Brazil

October 28, 2003.